UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2018

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55072	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Wilcrest Drive, 3rd Floor

Houston, Texas 77042

(Address of principal executive offices)

832-781-8521

(Registrant’s telephone number, including area code)

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

ITEM 7.01 Regulation FD Disclosure.

AngioSoma, Inc. (the “Company”) has entered into a partially binding letter of intent to acquire 100% of the equity interests in Diabetes Relief LLC. Diabetes Relief licenses medical facilities for the treatment of metabolic disorder, specializing in diabetes, for the use of patented protocols, processes, and intellectual property. Treatments are individualized to a patient’s condition and metabolic state. Diabetes Relief, through providing thousands of treatments, has seen vast improvements for patients. Clinical trials for FDA approval of LiprostinTM, that is intended to treat Peripheral Artery Disease, or PAD, may be facilitated by the acquisition.

Gross revenue of Diabetes Relief for the current year is forecasted to be $2,416,716. for the prior year $1,900,944, and for 2015 was $213,434. Revenue growth is expected to increase substantially.

ITEM 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Letter of Intent among the Company, Diabetes Relief LLC, and the equity holders of Diabetes Relief dated Dec. 13, 2018.

99.2	Press Release of December 13, 2018 disclosing the acquisition of Diabetes Relief LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Dated: December 13, 2018	/s/ Alex K. Blankenship
Alex K. Blankenship President, Secretary, Treasurer, Principal Executive Officer, Principal Financial and Accounting Officer and Sole Director